EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-264681, 333-258471, 333-237898, 333-231175, 333-228406, 333-221515, 333-214706, 333-203596, 333-195455, 333-188085, 333-182042, 333-172128, 333-165435, 333-157099, 333-84704, 333-112605, 333-108942, 333-104692, 333-100236, 333-87946, 333-84704, 333-83110, 333-75616, 333-64294, 333-39930, 333-79259, and 333-23565) of Sanmina Corporation of our report dated November 10, 2022, except for the effects of the restatement discussed in Note 2 to the consolidated financial statements and the matter discussed in the fifth paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is May 19, 2023, relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California

May 19, 2023